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                        Dwight Asset Management Company

                                Code of Ethics

Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") authorizes the SEC to adopt rules and regulations to prevent fraudulent, deceptive or manipulative acts, practices or courses of business in the operation of investment companies and their affiliates, including the power to require the adoption of codes of ethics to prevent such fraudulent acts.

Rule 17j-1 establishes minimum standards of conduct for persons having access to information regarding the purchase and sale of portfolio securities by investment companies. The Rule also requires every investment company registered under the 1940 Act, and each investment adviser or principal underwriter for such investment company, to adopt a written code containing provisions reasonably necessary to prevent its access persons from engaging in any act or practice prohibited by the anti-fraud provisions of Rule 17j-1 and to institute procedures reasonably necessary to prevent violations of such code.

Additionally, under Section 204A of the Investment Advisers Act of 1940, every investment adviser must create and enforce written policies and procedures in order to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. Because of the nature of the business of this firm (hereinafter referred to as the "Firm"), its employees may be exposed to information which constitutes inside information, which the use of, for the financial benefit of the employees, their "tippees" or clients, is proscribed by federal law. In addition to the responsibilities imposed by these specific securities laws, the Firm has a fiduciary duty to investment advisory clients which requires each employee to act solely for the benefit of the clients. Employees also have a duty to act in the best interests of the Firm. Finally, it is in the best interests of the Firm as a professional advisory organization to avoid potential conflicts of interest, or even the appearance of such conflicts, in the conduct of our officers and employees

As a result of these aspects of the Firm's business, this Code of Ethics has been adopted. Our goal is to protect you, the Firm, and our clients from the damage that could result from a violation of securities or other laws or from situations involving real or apparent conflicts of interest. While it is impossible to define all situations which might pose a risk of securities laws violations or create conflicts, this Code of Ethics is designed to address those circumstances where such concerns are most likely to arise. By complying with the guidelines below, the Firm's employees can minimize their and the Firm's potential exposure from violations of laws governing securities transactions and fiduciary relationships.

Failure to comply with the provisions of this Code of Ethics is a ground for disciplinary action, including discharge, by the Firm. Adherence to the Code of Ethics is considered a basic condition of employment by the Firm. If you have any doubt as to the propriety of any activity, questions regarding interpretation of this Code of Ethics, or questions about its application to particular situations, you should consult with the person charged with the administration of this Code of Ethics, who is identified in Attachment B to this Code (and is referred to hereinafter as the "Compliance Officer").

Please acknowledge that you have read the Code of Ethics by signing the acknowledgment attached to the Code as Attachment D and returning it to the Compliance Officer.
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I.  Code of Ethics of the UAM Funds
    -------------------------------

The Firm has adopted the Code of Ethics of the UAM Funds which is attached as Attachment A hereto and incorporated by reference herein, in total including all Exhibits. The Code of Ethics of the UAM Funds is intended to establish personal trading policies, restrictions, and reporting requirements for the Firm's employees in order to effectuate the purposes and objectives of Rule 17j-1 under the Investment Company Act of 1940 and set forth in the Code of Ethics of the UAM Funds.
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II. Use of Inside Information.
    -------------------------

Under Section 204A of the Investment Advisers Act of 1940, every investment adviser must create and enforce written policies and procedures in order to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser.

           A.     Policy Statement on Use of Inside Information
                  ---------------------------------------------

        No officer, director or employee of the Firm shall make use of material nonpublic ("inside") information/1/ concerning any publicly-held company, nor shall any employee of the Firm disclose any such inside information to other persons, including clients of the Firm or any mutual funds managed by the Firm, if such use or disclosure would violate the Securities Act of 1934, as amended, or the rules or regulations promulgated thereunder (together, the ",'34 Act"). Every employee of the Firm shall keep confidential any information communicated to such employee with the understanding that it shall be kept confidential, including all information related to security recommendations and investment decisions being made by the Firm. No employee of the Firm shall in violation of the '34 Act direct trades in securities for accounts of investment advisory clients as to which the firm has discretionary authority while the Firm is in possession of inside information. Such use, disclosure or trades may subject both the employee and the Firm to substantial legal penalties under the '34 Act.

        No employee of the Firm shall make unlawful use of inside information concerning the Firm's parent company, United Asset Management Corporation ("UAM"), which is a publicly-held company.

           B.     Procedures for Avoiding Insider Trading.
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        An employee who comes to possess or believes that he or she may have come to possess inside information concerning any publicly-held company the securities of which the employee or the Firm is considering trading shall confer about such information with the Compliance Officer, who shall determine whether use of such information would violate the '34 Act. While the Compliance Officer is deliberating, the employee shall not trade the securities in question on behalf of the employee or anyone else, including clients of the Firm, nor shall the employee communicate the information to others. If the Compliance Officer determines that use of the information would be unlawful, such Officer shall notify all employees of the Firm that they are prohibited from disclosing to other persons ("tippees") inside information about the issuer in question and from trading in the securities in question in "personal securities transactions" or for the accounts of clients (notwithstanding the inclusion of such securities on any "recommended to buy" or "recommended to sell" lists compiled by the Firm) until further notice, and shall take appropriate measures to maintain the confidentiality of the information, for example by placing any written materials containing the inside information in a confidential file under the Compliance Officer's control.

        Following receipt of the notice prohibiting certain trades and until receipt of further notice from the Compliance Officer, every employee shall refrain from disclosing such information to tippees and from trading the securities in question in "personal securities transactions" or for the accounts of clients.

__________________________
/1/ That is, information which has not been disclosed generally to the marketplace, the disclosure of which is likely to affect the market value of the securities in question or is likely to be considered important by reasonable investors.
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           C.     Violations
                  ----------

        Whether a violation of this Section II has occurred shall be determined by the Firm in the reasonable exercise of its judgment, whether or not any civil or criminal procedure has been instituted by any person.

        Federal laws do not explicitly define what constitutes unlawful use of inside information. Many cases have been decided under these laws, however, and a summary of their rulings is attached to this code as Attachment C. Employees should review the attachment whenever they receive what may be inside information, and they should confer with the Compliance Officer before trading securities while in the possession of such information.

III.  Other Conflicts of Interest.
      ----------------------------

        Employees should also be aware that areas in addition to personal securities transactions or use of inside information may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than as a complete list of situations to avoid.

         . Information acquired in connection with employment by our organization may not be used in any way which might be contrary to or in competition with the interests of clients.

         . Information regarding actual or contemplated investment decisions, research priorities, or client interests should not be disclosed to persons outside our organization.

         . All outside relationships such as directorships, trusteeships or memberships in investment organizations (e.g., an investment club) other than directorships or trusteeships of non-profit organizations, which are not clients of the Firm should be discussed with the Compliance Officer prior to acceptance of any such position.

        No advisory representative shall advise clients to purchase, hold or sell UAM stock or other securities. No advisory representative having discretionary authority over clients funds shall exercise such discretion to invest such funds in UAM stock or other securities, although an advisory representative may implement a Client's exercise of its own discretion to trade in UAM securities.

IV.  Other Transactions.
     -------------------

        No employee of the Firm shall participate on behalf of the Firm, or any client of the Firm, or on such employees own behalf in any of the following transactions:

         (i)   Use of the Firms funds for political purposes;

         (ii) Payment or receipt of bribes, kickbacks or other amounts with any understanding that part or all of such amount will be refunded or delivered to a third party in violation of any applicable law;

         (iii) Payment to governmental officials or employees other than in the ordinary course of business for legal purposes such as payment of taxes;

         (iv) Use of the funds or assets of the Firm or any subsidiary of the Firm for any other unlawful or improper purpose; and
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         (v)   Use of any device, scheme, artifice, or practice which operates or is intended to operate as a fraud or deceit upon the Firm or any client of the Firm, and in particular with respect to any security which has been held by or considered for purchase by the Firm within the last 15 days.

        Whether a violation of any of these rights has occurred shall be determined by the Firm in the reasonable exercise of its judgment, whether or not any civil or criminal procedure has been instituted by any person.

V.    Background Information
      ----------------------
        The SEC registration form for investment advisers requires the reporting, under oath, of past disciplinary actions taken against all "advisory affiliates." The Investment Advisers Act requires similar disclosure to clients of the Firm. The term "advisory affiliate" includes directors and chief officers of an adviser; individuals who have the power to direct or cause the direction of the management or policies of a company; and all current employees except those performing only clerical, administrative, support or similar functions. Many advisory affiliates must also provide biographical information which must be reported to the SEC.

        All advisory affiliates of the Firm are required, as a condition of their employment, to provide full information to the Firm as to all relevant past disciplinary actions taken against them, and, if necessary, to provide full biographical information. If any of the information previously provided becomes inaccurate or needs to be updated to make it accurate, it shall be your obligation to bring this to the attention of Compliance Officer.

        The Firm can provide you with questionnaires and forms covering the disclosures required by you, if necessary, for your review.

VI.   Review of Reports and Oversight of the Code of Ethics
      -----------------------------------------------------

        The Compliance Officer shall review all reports filed by employees under this Code of Ethics, and shall compare such individual reports with reports of transactions entered into by the Firm, and with recommendations made and securities contemplated for purchase by the Firm, on behalf of clients. The Compliance Officer shall report to the Board of Directors promptly following the receipt of any report which indicates that an advisory representative entered into a personal securities transaction which violated the prohibitions contained in Section I of this Code of Ethics or any report which indicates that any person violated the prohibitions contained in Section II concerning inside information. The Compliance Officer shall also report to the Board of Directors any apparent violations of the reporting requirement, any transaction not required to be reported but which the Compliance Officer nevertheless believes to be a violation of this Code of Ethics, and any other act or practice which the Compliance Officer believes to be a violation of this Code of Ethics.

        The Board shall consider reports made to it hereunder and upon discovering that a violation of this Code has occurred, the Board may impose such sanctions as it deems appropriate including, among other things, a letter of sanction or suspension or termination of the employment of the violator. In addition, the Board shall review the operation of these policies at least once a year.

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                                                                   Attachment  B

                              Compliance Officer

        The Firm has designated Gloria Flinn to serve as its Compliance Officer
                                ------------
until further notice.
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                                                                    Attachment C

Inside Information
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        The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an actual "insider" with respect to the issuer) or to communicate material nonpublic information to others. It is generally understood that the law prohibits:

        1) trading by an insider, while in possession of material nonpublic information, or

        2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

        3)     communicating material nonpublic information to others.

        The elements of insider trading and the penalties for such unlawful conduct are discussed below.

        1. Who is an Insider?
           -----------------

        The concept of "insider" is broad. It includes officers and directors and may include other employees of an issuer of securities. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of an issuer's affairs and as a result is given access to information solely for the issuer's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the Supreme Court, the issuer must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

        2. What is Material Information?
           ----------------------------

        Trading while in possession of inside information is not a basis for liability unless the information is material. "Material" information generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information about an issuer that may be material includes, but is not limited to: dividend changes, earnings estimates, determinations of actual earnings, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.

        Material information does not have to emanate from an issuer. For example, in what is known as the Carpenter case, decided in 1987, the Supreme
                                 ---------
Court considered as material certain information about the contents of a forthcoming column in the Wall Street Journal that was expected to affect the
                          -------------------
market price of securities. In that case, a reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.
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        3. What is Nonpublic Information?
           -----------------------------

        Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The
                                    ---------  -------------------------  ---
Wall Street Journal or other publications or general circulation would be
-------------------
considers public.

        4. Penalties for Insider Trading
           -----------------------------
        Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

        .      civil injunctions

        .      treble damages

        .      disgorgement of profits

        .      jail sentences

        . fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

        . fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.
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                                                                    Attachment D

                                Acknowledgement

The undersigned hereby acknowledges receipt of the Firm's Code of Ethics and certifies that the undersigned has read the same and agrees to abide by it. The undersigned hereby certifies that he or she has never been found civilly liable for or criminally guilty of insider trading and that no legal proceedings alleging that the undersigned has violated the law on insider trading are now pending or, to the knowledge of the undersigned, threatened by any person or authority. The undersigned undertakes to give the Firm prompt notice of any such proceedings which may be filed or threatened in the future.

Date: _______________________________________


Signature: ____________________________________


Print Name: ___________________________________